As filed with the Securities and Exchange Commission on January 13, 2025

Registration Statement No. 333-271908

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAN B CORP.

(Name of small business issuer in our charter)

Florida	0001509957	20-3624118
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS Employer Identification Number

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Telephone: (516) 595-9544

Marco Alfonsi, CEO

960 South Broadway, Suite 120

Hicksville, NY 11801

Telephone: (516) 595-9544

(Name, address and telephone number of agent for service)

Copies to:

Philip D. Forlenza, Esq.

Giordano, Halleran & Ciesla, P.C.

125 Half Mile Road, Suite 300

Red Bank, New Jersey 07701

(732) 741-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

Can B Corp. (the “Company”) previously registered for resale, under a Registration Statement on Form S-1 (Registration No. 333-271908), 6,760,336 shares of its Common Stock (the “Shares”) to be offered by the selling securityholder named in the Registration Statement. Each of the Shares has been converted into a share of Common Stock of Nascent Pharma Holdings, Inc. in connection with a holding company reorganization that was completed in October 2024. As a result, none of the Shares remain outstanding and by filing this Post-Effective Amendment to the Registration Statement, the Company hereby removes from registration all of the Shares that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in New York, New York on January 10, 2025.

Can B Corp.
January 10, 2025
	By:	/s/ Marco Alfonsi
Marco Alfonsi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marco Alfonsi	Chief Executive Officer, Director and Chairman	January 10, 2025
Marco Alfonsi	(Principal Executive Officer)

/s/ Stanley L. Teeple	Secretary, CFO and Director	January 10, 2025
Stanley L. Teeple	(Principal Financial and Accounting Officer)

/s/ Frederick Alger Boyer Jr.	Independent Director	January 10, 2025
Frederick Alger Boyer Jr.

/s/ James Murphy	Independent Director	January 10, 2025